Exhibit 99.1

SKYLINE CHAMPION ANNOUNCES SECOND QUARTER FISCAL 2020 RESULTS

ELKHART, Indiana, October 30, 2019 / Business Wire/ -- Skyline Champion Corporation (NYSE:SKY) (“Skyline Champion”) today announced financial results for its second quarter ended September 28, 2019 of the fiscal year ending March 28, 2020 (“fiscal 2020”).

Second Quarter Fiscal 2020 Highlights (compared to Second Quarter Fiscal 2019)

•	Net sales decreased 0.3% to $354.5 million
•	U.S. factory built net sales increased 2.0% to $312.8 million
•	Gross profit as a percent of sales expanded by 430 basis points to 20.9%
•	Net income of $17.7 million, compared to a net loss of $77.0 million
•	Earnings per share (“EPS”) of $0.31, compared to a loss of $1.42
•	Excluding non-recurring expenses, Adjusted EPS was $0.34, an increase of 70% compared to $0.20
•	Adjusted EBITDA increased 36% to $32.5 million
•	Adjusted EBITDA margin expanded by 250 basis points to 9.2%
•	Announced the appointment of two additional independent directors to the Skyline Champion Board of Directors

“We continued to deliver expansion of gross margin, EPS, net income, and Adjusted EBITDA through our focused efforts on operational improvements, coupled with lower material costs,” said Mark Yost, Skyline Champion’s Chief Executive Officer.  “I am proud of our ability to generate strong profit improvement as we continue to invest in growth and ramp up production at our Leesville, LA facility. As anticipated, consolidated revenue was stable year-over-year with growth in our U.S. and Canadian housing segments offset by continued softness in our trucking business.  For the remainder of our fiscal year, we expect year-over-year volumes to improve modestly.”

“During the quarter, we successfully started shipping our new class of homes with specifications compliant with the GSE’s home financing programs.  In addition, we are excited to introduce our Genesis® brand of homes, which is designed for the new class of homes, to give builder-developers a strategic alternative to better serve the growing need for attainable housing.”

Exhibit 99.1

   Second Quarter Fiscal 2020 Results

The business combination that created Skyline Champion closed on June 1, 2018, as a result the second quarter fiscal 2020 represents the first reporting period in which year-over-year comparables include a full quarter of Skyline Champion results.

Net sales for the second quarter fiscal 2020 decreased 0.3% to $354.5 million compared to the prior-year second quarter. The number of U.S. factory-built homes sold by Skyline Champion in the second quarter fiscal 2020 decreased 0.2% to 5,026 compared to the prior year second quarter. The decrease in number of homes sold was offset by a 2% increase in average selling price (“ASP”) per U.S. home sold to $62,200. ASP increased primarily due to a shift in product mix. The number of Canadian factory-built homes sold in the quarter remained stable at 311 homes compared to 312 homes in the prior-year second quarter.  Total backlog for Skyline Champion was $172 million as of September 28, 2019 compared to $252 million as of September 29, 2018 as industry retailers have normalized their order cadence to keep pace with customer demand.

Gross profit increased by 25% to $74.1 million in the second quarter fiscal 2020 compared to the prior-year period. Gross profit was 20.9% of net sales for the second quarter fiscal 2020, a 430 basis point improvement compared to 16.6% in the second quarter fiscal 2019. Gross profit expansion was driven by material pricing from synergies and market normalization, as well benefits from the rationalization of product offerings, and plant operating improvements.

Selling, general and administrative expenses in the second quarter fiscal 2020 decreased to $48.4 million from $128.1 million in the same period last year, primarily due to non-reoccurring, non-cash, equity-based compensation expense of $85.8 million recognized in the prior year. The equity-based compensation expense was from the vesting of restricted shares issued to employees and directors triggered by the secondary offerings that closed during the second quarter of fiscal 2019.

Net income for the second quarter fiscal 2020 was $17.7 million, compared to a net loss of $77.0 million during the same period of the prior year. The increase in net income was driven by an increase in profitability from higher gross profit, a reduction in equity-based compensation, the absence of other expenses related to the business combination and secondary offerings, and lower net interest expense.  EPS improved to $0.31, compared to a loss per share of $1.42.  Excluding non-recurring expenses, Adjusted EPS of $0.34 increased 70% from $0.20.

Adjusted EBITDA for the second quarter fiscal 2020 increased by 36% to $32.5 million compared to the second quarter fiscal 2019.  The increase was primarily driven by improved gross profit. The Adjusted EBITDA margin expanded by 250 basis points to 9.2%.

Exhibit 99.1

As of September 28, 2019, Skyline Champion had $154.7 million of cash and cash equivalents and $39.4 million of unused borrowing capacity under its revolving credit facility.

Exhibit 99.1

Conference Call and Webcast Information:

Skyline Champion management will host a conference call tomorrow, October 31, 2019, at 8:00 a.m. Eastern Time, to discuss Skyline Champion’s financial results.

Investors and other interested parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of Skyline Champion’s website at http://skylinechampion.com. The online replay will be available on the same website immediately following the call.

The conference call can also be accessed by dialing (877) 407-4018 (domestic) or (201) 689-8471 (international). A telephonic replay will be available approximately two hours after the call by dialing (844) 512-2921, or for international callers, (412) 317-6671. The passcode for the live call and the replay is 13695529. The replay will be available until 11:59 P.M. Eastern Time on November 14, 2019.

About Skyline Champion Corporation:

Skyline Champion Corporation (NYSE: SKY) was formed on June 1, 2018 as the result of the combination of Skyline Corporation (“Skyline”) and the operating assets of Champion Enterprises Holdings, LLC (“Champion”). The combined company employs approximately 7,000 people and is the largest independent, publicly traded, factory-built housing company in North America. With more than 65 years of homebuilding experience and 38 manufacturing facilities throughout the United States and western Canada, Skyline Champion is well positioned with a leading portfolio of manufactured and modular homes, park-models and modular buildings for the multi-family, hospitality, senior and workforce housing sectors.

In addition to its core home building business, Skyline Champion operates a factory-direct retail business, Titan Factory Direct, with 21 retail locations spanning the southern United States, and Star Fleet Trucking, providing transportation services to the manufactured housing and other industries from several dispatch locations across the United States.

Skyline Champion builds homes under some of the most well know brand names in the factory-built housing industry including Skyline Homes, Champion Home Builders, Genesis Homes, Athens Park Models, Dutch Housing, Excel Homes, Homes of Merit, New Era, Redman Homes, Shore Park, Silvercrest, Titan Homes in the U.S. and Moduline and SRI Homes in western Canada.

Exhibit 99.1

Presentation of Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) throughout this press release, Skyline Champion has provided non-GAAP financial measures—Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted Earnings Per Share—which present operating results on a basis adjusted for certain items. Skyline Champion uses these non-GAAP financial measures for business planning purposes and in measuring its performance relative to that of its competitors. Skyline Champion believes that these non-GAAP financial measures are useful financial metrics to assess its operating performance from period-to-period by excluding certain items that Skyline Champion believes are not representative of its core business. These non-GAAP financial measures are not intended to replace, and should not be considered superior to, the presentation of Skyline Champion’s financial results in accordance with U.S. GAAP.

Skyline Champion defines Adjusted EBITDA as net income or loss plus (a) the provision for income taxes, (b) interest expense, net, (c) depreciation and amortization, (d) gain or loss from discontinued operations, (e) foreign currency gains and losses, (f) equity-based compensation awards granted before December 31, 2018, (g) restructuring charges, (h) impairment of assets, and (i) other non-operating costs including those for the acquisition and integration or disposition of businesses and idle facilities. Adjusted EBITDA is not a measure of earnings calculated in accordance with U.S. GAAP, and should not be considered an alternative to, or more meaningful than, net income or loss, net sales, operating income or earnings per share prepared on a U.S. GAAP basis.  Skyline Champion believes that Adjusted EBITDA is commonly used by investors to evaluate its performance and that of its competitors.  However, Skyline Champion’s use of Adjusted EBITDA may vary from that of others in our industry.  Adjusted EBITDA is reconciled from the respective measure under U.S. GAAP in the tables below. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by net sales reported in the statement of operations.

Exhibit 99.1

Forward-Looking Statements

Statements in this press release, including certain statements regarding Skyline Champion’s strategic initiatives, and future market demand are intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of words such as "believe," "expect," "future," "anticipate," "intend," "plan," "foresee," "may," "should," "will," "estimates," "potential," "continue," or other similar words or phrases. Similarly, statements that describe objectives, plans, or goals also are forward-looking statements. Such forward-looking statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Skyline Champion. Skyline Champion cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, implied, or projected by such forward-looking statements. Risks and uncertainties include, but are not limited to: general economic conditions; availability of wholesale and retail financing; the health of the U.S. housing market as a whole; federal, state, and local regulations pertaining to the manufactured housing industry; the cyclical nature of the manufactured housing industry; general or seasonal weather conditions affecting sales; potential impact of natural disasters on sales and raw material costs; potential periodic inventory adjustments by independent retailers; interest rate levels; the impact of inflation; the impact of high or rising fuel costs; the cost of labor and raw materials; competitive pressures on pricing and promotional costs; Skyline Champion's relationships with its shareholders, customers, and other stakeholders; catastrophic events impacting insurance costs; the availability of insurance coverage for various risks to Skyline Champion; market demographics; and management's ability to attract and retain executive officers and key personnel and other risks and uncertainties more fully described in  Skyline Champion’s Form 10-K for fiscal year ended March 30, 2019 previously filed with the Securities and Exchange Commission (“SEC”), as well as the other filings that Skyline Champion makes with the SEC.

If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, the developments and future events concerning Skyline Champion set forth in this press release may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Skyline Champion assumes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, unless obligated to do so under the federal securities laws.

Investor contact information:

Email: investorrelations@championhomes.com

Phone: (248) 614-8211

Source: Skyline Champion Corporation

Exhibit 99.1

SKYLINE CHAMPION CORPORATION

CONSOLIDATED BALANCE SHEETS

(Dollars and shares in thousands, except per share amounts)

	September 28, 2019	March 30, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$154,739	$126,634
Trade accounts receivable, net	56,194	57,649
Inventories	113,063	122,638
Other current assets	16,071	11,369
Total current assets	340,067	318,290
Long-term assets:
Property, plant and equipment, net	111,428	108,587
Goodwill	173,521	173,406
Amortizable intangible assets, net	46,059	48,936
Deferred tax assets	31,218	34,058
Other noncurrent assets	29,257	16,677
Total assets	$731,550	$699,954
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Floor plan payable	$30,511	$33,321
Accounts payable	43,343	43,421
Other current liabilities	126,746	129,561
Total current liabilities	200,600	206,303
Long-term liabilities:
Long-term debt	44,330	54,330
Deferred tax liabilities	3,660	3,422
Other	32,810	23,927
Total long-term liabilities	80,800	81,679

Stockholders' Equity:
Common stock	1,570	1,569
Additional paid-in capital	481,909	479,226
Accumulated deficit	(23,083)	(58,208)
Accumulated other comprehensive loss	(10,246)	(10,615)
Total stockholders' equity	450,150	411,972
Total liabilities and stockholders' equity	$731,550	$699,954

Exhibit 99.1

SKYLINE CHAMPION CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018 (a)

Net sales	$354,458	$355,436	$726,346	$677,697
Cost of sales	280,403	296,436	576,256	563,537
Gross profit	74,055	59,000	150,090	114,160
Selling, general, and administrative expenses	48,402	128,069	100,117	173,157
Operating income (loss)	25,653	(69,069)	49,973	(58,997)
Interest expense, net	382	827	691	1,899
Other expense	—	1,307	—	7,720
Income (loss) before income taxes	25,271	(71,203)	49,282	(68,616)
Income tax expense	7,526	5,822	14,157	9,262
Net income (loss)	$17,745	$(77,025)	$35,125	$(77,878)
Net income (loss) per share:
Basic	$0.31	$(1.42)	$0.62	$(1.53)
Diluted	$0.31	$(1.42)	$0.62	$(1.53)
(a)	Includes only four months of results from the Skyline operations.

Exhibit 99.1

SKYLINE CHAMPION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Six Months Ended
	September 28, 2019	September 29, 2018 (a)
Cash flows from operating activities
Net income (loss)	$35,125	$(77,878)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	6,655	5,275
Amortization of intangible assets	2,724	1,683
Amortization of deferred financing fees	257	285
Fair market value adjustment for asset classified as held for sale	986	—
Equity-based compensation	4,703	93,927
Deferred taxes	3,214	3,025
(Gain) loss on disposal of property, plant and equipment	(11)	3
Foreign currency transaction (gain) loss	(25)	33
Change in assets and liabilities net of business acquired:
Accounts receivable	1,480	398
Inventories	9,701	3,852
Prepaids and other assets	(5,805)	(586)
Accounts payable	(98)	(524)
Accrued expenses and other liabilities	(6,748)	(475)
Net cash provided by operating activities	52,158	29,018
Cash flows from investing activities
Additions to property, plant, and equipment	(9,409)	(4,684)
Cash acquired in business acquisitions	—	9,722
Proceeds from disposal of property, plant and equipment	17	11
Decrease in note receivable	—	132
Net cash (used in) provided by investing activities	(9,392)	5,181
Cash flows from financing activities
Changes in floor plan financing, net	(2,810)	68
Borrowings on revolving debt facility	—	46,900
Payments on revolving debt facility	(10,000)	—
Payments on term-loans and other debt	—	(46,900)
Payments for deferred financing fees	—	(1,974)
Members' capital distribution	—	(65,277)
Stock option exercises	112	1,615
Tax payments for equity-based compensation	(2,131)	(2,336)
Net cash used in financing activities	(14,829)	(67,904)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	168	(38)
Net increase (decrease) in cash, cash equivalents and restricted cash	28,105	(33,743)
Cash, cash equivalents and restricted cash at beginning of period	126,634	136,616
Cash, cash equivalents and restricted cash at end of period	$154,739	$102,873
(a)	Includes only four months of results from the Skyline operations.

Exhibit 99.1

SKYLINE CHAMPION CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Dollars in thousands)

(Unaudited)

	Three Months Ended			Six Months Ended
	September 28, 2019	September 29, 2018	Change	September 28, 2019	September 29, 2018 (a)	Change
Reconciliation of Adjusted EBITDA:
Net income (loss)	$17,745	$(77,025)	$94,770	$35,125	$(77,878)	$113,003
Income tax expense	7,526	5,822	1,704	14,157	9,262	4,895
Interest expense, net	382	827	(445)	691	1,899	(1,208)
Depreciation and amortization	4,907	4,047	860	9,379	6,958	2,421
EBITDA	30,560	(66,329)	96,889	59,352	(59,759)	119,111
Equity-based compensation (for awards granted prior to December 31, 2018)	1,534	85,839	(84,305)	2,641	93,927	(91,286)
Foreign currency transaction loss (gain)	47	(34)	81	(25)	33	(58)
Transaction costs	—	492	(492)	—	6,905	(6,905)
Acquisition integration costs	340	2,313	(1,973)	1,378	3,502	(2,124)
Equity offering costs	—	816	(816)	—	816	(816)
Restructuring charges and other	1	702	(701)	235	1,110	(875)
Fair market value adjustment for asset classified as held for sale	—	—	—	986	—	986
Adjusted EBITDA	$32,482	$23,799	$8,683	$64,567	$46,534	$18,033
(a)	Includes only four months of results from the Skyline operations.

SKYLINE CHAMPION CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EARNINGS PER SHARE

(Dollars and shares in thousands, except per share amounts)

(Unaudited, amounts shown net of tax)

	Three Months Ended		Six Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018 (a)

Net income (loss)	$17,745	$(77,025)	$35,125	$(77,878)
Adjustments:
Equity-based compensation (for awards granted prior to December 31, 2018)	1,320	84,856	2,214	92,851
Transaction and equity offering costs	—	1,328	—	7,999
Acquisition integration costs	256	1,742	1,038	2,638
Restructuring charges and other	1	548	177	864
Fair market value adjustment for asset classified as held for sale	—	—	743	—
Adjusted net income	19,322	11,449	39,297	26,474
Less: Undistributed earnings allocated to participating securities	70	481	173	1,364
Adjusted net income attributable to the Company's common shareholders	$19,252	$10,968	$39,124	$25,110

Adjusted basic net income per share	$0.34	$0.20	$0.69	$0.49
Adjusted diluted net income per share	$0.34	$0.20	$0.69	$0.49

Average basic shares outstanding	56,481	54,105	56,424	50,747
Average diluted shares outstanding	56,722	54,105	56,654	50,747
(a)	Includes only four months of results from the Skyline operations.